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                                                                      Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 1998


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

      1. Statement of Cash Available for Distribution for the three months ended March 31, 1998:

         Net income                                               $ 1,000
         Add:    Cash from reserves                                 1,000
         Less:   Equity in income of Local Limited Partnership     (2,000)
                                                                  -------
         Cash Available for Distribution                          $     0
                                                                  -------

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1998:


    Entity Receiving                Form of
      Compensation                Compensation                  Amount
    ----------------              ------------                  ------

    None

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